CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Coyote Hills Golf, Inc. (the "Company") on Form 10-QSB for the three months ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mitch S. Powers, acting in the capacity as the Chief Executive Officer of the Company, and I, Stephanie Lynn Erickson, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mitch S. Powers

     Mitch S. Powers

     Chief Executive Officer

     October 31, 2007

/s/ Stephanie Lynn Erickson

     Stephanie Lynn Erickson

     Chief Financial Officer

     October 31, 2007